Exhibit 99.1
One Medical Announces Results for Fourth Quarter and Full Year 2022
•2022 Ending Total Membership Count of 836,000, a 14% Increase Year-Over-Year. Ending Consumer and Enterprise Membership Count of 796,000 and At-Risk Membership Count of 40,000
•Fourth Quarter 2022 Net Revenue of $274.2 Million, a 19% Increase Year-Over-Year
•Full Year 2022 Net Revenue of $1.046 Billion, a 68% Increase Year-Over-Year
•2022 Ending Cash and Marketable Securities of $262.4 Million
SAN FRANCISCO – February 21, 2023 – 1Life Healthcare, Inc. (One Medical) (Nasdaq: ONEM) today announced financial results for the fourth quarter and full year ended December 31, 2022.
“This past year at One Medical we extended the impact of our human-centered and technology-powered model, expanding to serve 836,000 total members, including 796,000 Consumer and Enterprise and 40,000 At-Risk members, and growing net revenue 68% year-over-year to $1.046 Billion,” said Amir Dan Rubin, Chair & CEO of One Medical.
Financial Highlights for the Fourth Quarter 2022
All comparisons are to the three months ended December 31, 2021. Unless otherwise noted, our results of operations in this press release include the activity of Iora Health, Inc. ("Iora") beginning from the close of our acquisition on September 1, 2021.
•Total membership count as of quarter-end was 836,000 compared to 736,000, a 14% increase; Consumer and Enterprise membership count of 796,000 and At-Risk membership count of 40,000 as of quarter-end.
•Net Revenue was $274.2 million compared to $230.2 million, a 19% increase.
•Medical Claims Expense Ratio was 78%.
•Loss from Operations was $112.4 million, or 41% of Net Revenue; Net Loss was $101.1 million, or 37% of Net Revenue.
•Care Margin was $48.1 million, or 18% of Net Revenue.
•Adjusted EBITDA was a loss of $36.9 million, or 13% of Net Revenue.
Financial Highlights for the Full Year 2022
All comparisons are to the twelve months ended December 31, 2021. Unless otherwise noted, our results of operations in this press release include the activity of Iora beginning from the close of our acquisition on September 1, 2021.
•Net Revenue was $1.046 billion compared to $623.3 million, a 68% increase.
•Medical Claims Expense Ratio was 81%.
•Loss from Operations was $419.7 million, or 40% of Net Revenue; Net Loss was $397.8 million, or 38% of Net Revenue.
•Care Margin was $184.4 million, or 18% of Net Revenue.
•Adjusted EBITDA was a loss of $144.1 million, or 14% of Net Revenue.

Due to the company's pending transaction with Amazon, One Medical will not be providing guidance for the first quarter 2023 and the full fiscal year 2023.
In addition, as is customary during the pendency of an acquisition, One Medical will not be hosting a conference call in conjunction with its fourth quarter and full year 2022 earnings release. For further details and discussion of our financial performance please refer to our annual report on Form 10-K for the year ended December 31, 2022.
Key Metrics and Non-GAAP Financial Measures
Members: Members include both Consumer and Enterprise members as well as At-Risk members as defined below. Our number of members depends, in part, on our ability to successfully market our services directly to consumers including Medicare-eligible as well as non-Medicare eligible individuals, to Medicare Advantage health plans and Medicare Advantage enrollees, to employers that are not yet enterprise clients, as well as our activation rate within existing enterprise clients. We define estimated activation rate for any enterprise client at a given time as the percentage of eligible lives enrolled as members. While growth in the number of members is an important indicator of expected revenue growth, it also informs our management of the areas of our business that will require further investment to support expected future member growth. Member numbers as of the end of each period are rounded to the thousands.
Consumer and Enterprise Members: A Consumer and Enterprise member is a person who has registered with us and has paid for membership for a period of at least one year or whose membership has been sponsored by an enterprise or other third party under an agreement having a term of at least one year. Consumer and Enterprise members do not include trial memberships, our virtual only One Medical Now users, or any temporary users. Our number of Consumer and Enterprise members depends, in part, on our ability to successfully market our services directly to consumers and to employers that are not yet enterprise clients and our activation rate within existing clients. Consumer and Enterprise members may include individuals who are: (i) Medicare-eligible and (ii) have paid for a membership or whose membership has been sponsored by an enterprise or other third party. Consumer and Enterprise members do not include any At-Risk members as defined below. Consumer and Enterprise members help drive commercial revenue.
At-Risk Members: An At-Risk member is a person for whom we are responsible for managing a range of healthcare services and associated costs. At-Risk members help drive Medicare revenue.
Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.
Medical Claims Expense Ratio: We define Medical Claims Expense Ratio as medical claims expense divided by Capitated Revenue. The nature of our contracting with Medicare Advantage payers and CMS requires us to be financially responsible for a range of healthcare services of our At-Risk members. Our care model focuses on leveraging the primary care setting as a means of reducing unnecessary or avoidable health care costs and balancing our cost of care with the impact of our service levels on medical claims expense. We are liable for potentially large medical claims should we not effectively manage our At-Risk members’ health. We therefore consider the Medical Claims Expense Ratio to be an important measure to monitor our performance. As we sign up new At-Risk members or open new offices to serve these members, our Medical Claims Expense Ratio is likely to increase initially due to a potential increase in medical claims expense from a lag in improvement in health outcomes with member tenure. Similarly, there may be a lag in adequately documenting the health status of our members, resulting in different Capitated Revenue compared to what is indicated by the health status of an At-Risk member. We believe that the Medical Claims Expense Ratio for a given set of At-Risk members can improve over time as we help improve their health outcomes relative to their underlying health conditions.

Care Margin: We define Care Margin as income or loss from operations excluding depreciation and amortization, general and administrative expense and sales and marketing expense. We consider Care Margin to be an important measure to monitor our performance, specific to the direct costs of delivering care. We believe this margin is useful to both us and investors to measure whether we are effectively pricing our services and managing the health care and associated costs, including medical claims expense and cost of care, of our At-Risk members successfully. We have provided below a reconciliation of historical Care Margin to loss from operations, its most directly comparable GAAP financial measure.
Adjusted EBITDA: We define Adjusted EBITDA as net income or loss excluding interest income, interest and other income (expense), depreciation and amortization, stock-based compensation, provision for (benefit from) income taxes, certain legal or advisory costs, and acquisition and integration costs that we do not consider to be expenses incurred in the normal operation of the business. Such legal or advisory costs may include but are not limited to expenses with respect to evaluating potential business combinations, legal investigations, or settlements. Acquisition and integration costs include expenses incurred in connection with the closing and integration of acquisitions, which may vary significantly and are unique to each acquisition. We started to exclude prospectively from our presentation certain legal or advisory costs from the first quarter of 2021 and acquisition and integration costs from the second quarter of 2021, because amounts incurred in the prior periods were insignificant relative to our consolidated operations. We include Adjusted EBITDA because it is an important measure upon which our management assesses and believes investors should assess our operating performance. We consider Adjusted EBITDA to be an important measure to both management and investors because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We have provided below a reconciliation of historical Adjusted EBITDA to net loss, its most directly comparable GAAP financial measure.
Available Information
One Medical intends to use its Company website (including its Investor Relations website) as well as its Facebook, Twitter and LinkedIn accounts as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
Forward-Looking Statements
This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including statements regarding our proposed transactions with Amazon, future results of operations, financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions.
Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our current beliefs, estimates and assumptions only as of the date of this press release and information contained in this press release should not be relied upon as representing our estimates as of any subsequent date. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: our ability to consummate the proposed transactions with Amazon in a timely manner or at all and potential delays in consummating such proposed transactions; the satisfaction (or waiver) of closing conditions to the consummation of the proposed transactions with Amazon; timely and successful integration of Iora with our company and our ability to timely and successfully achieve the anticipated benefits and potential synergies of such transaction; the strength of the One Medical brand; member satisfaction with our services and support; the effects of the COVID-19 pandemic, including any new outbreaks and emerging variant strains of the virus, and related self-isolation and quarantine measures on our business, revenue, future growth and results of operations; anticipated membership growth and revenue potential from our members; our ability to retain members; our ability to successfully introduce and drive adoption of new products; changes in the pricing we offer our members; our relationships with our health network partners and enterprise clients and any changes to, accommodations in or terminations of our contracts with the health network partners or enterprise clients; our ability to improve cost of care and margins, including timing and expenses of new office openings and entry into new geographies; our ability to improve our medical claims expense ratio; changes in laws or regulations; our involvement in existing and potential litigation, including medical malpractice claims and consumer class actions; any governmental investigations or inquiries, including those related to COVID-19 vaccine administration or challenges to our relationships with the One Medical PCs under the administrative services agreements; our strategic plan; the impact of new laws and regulations on our industry, including Medicare, general economic and market conditions; our financial outlook; our focus areas for investment and our investments; announcements by us, our health network partners or our competitors of business or strategic developments; and our overall business trajectory. These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed or will file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022. These filings, when available, are available on the investor relations section of our website at investor.onemedical.com and on the SEC’s website at www.sec.gov.
About One Medical
One Medical is a U.S. national human-centered and technology-powered primary care organization with seamless digital health and inviting in-office care, convenient to where people work, shop, live, and click. One Medical’s vision is to delight millions of members with better health and better care while reducing costs, within a better team environment. One Medical’s mission is to transform health care for all through a human-centered, technology-powered model. Headquartered in San Francisco, 1Life Healthcare, Inc. is the administrative and managerial services company for the affiliated One Medical physician-owned professional corporations that deliver medical services in-office and virtually. 1Life and the One Medical entities do business under the "One Medical" brand.

Media Contact:
Breanna Shirk, One Medical
External Communications
press@onemedical.com

Investor Contact:
Nick Taber, One Medical
Investor Relations
investor@onemedical.com

CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(unaudited)	(unaudited)
Net revenue:
Medicare revenue	$136,602	$99,517	$528,909	$129,979
Commercial revenue	137,635	130,697	516,638	493,336
Total net revenue	274,237	230,214	1,045,547	623,315
Operating expenses:
Medical claims expense	103,577	90,458	419,659	116,543
Cost of care, exclusive of depreciation and amortization shown separately below	122,520	102,182	441,499	318,639
Sales and marketing (1)	25,031	24,355	97,065	61,994
General and administrative (1)	110,295	88,516	415,834	323,127
Depreciation and amortization	25,195	20,552	91,185	46,496
Total operating expenses	386,618	326,063	1,465,242	866,799
Loss from operations	(112,381)	(95,849)	(419,695)	(243,484)
Other income (expense), net:
Interest income	864	79	2,015	798
Interest and other income (expense)	(2,956)	(3,608)	(11,681)	(13,757)
Total other income (expense), net	(2,092)	(3,529)	(9,666)	(12,959)
Loss before income taxes	(114,473)	(99,378)	(429,361)	(256,443)
Provision for (benefit from) income taxes	(13,331)	(3,945)	(31,514)	(1,802)
Net loss	$(101,142)	$(95,433)	$(397,847)	$(254,641)
Net loss per share — basic and diluted	$(0.49)	$(0.50)	$(2.02)	$(1.64)
Weighted average common shares outstanding - basic and diluted	204,836	192,402	197,048	155,343

(1)    Includes stock-based compensation, as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(unaudited)	(unaudited)
Sales and marketing	$(356)	$1,265	$3,618	$4,136
General and administrative	39,521	29,839	143,298	108,162
Total	$39,165	$31,104	$146,916	$112,298

Components of Net Revenue:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(unaudited)	(unaudited)
Net revenue:
Capitated revenue	$133,433	$96,737	$517,395	$126,609
Fee-for-service and other revenue	3,169	2,780	11,514	3,370
Total Medicare revenue	136,602	99,517	528,909	129,979
Partnership revenue	66,800	58,447	257,309	224,051
Net fee-for-service revenue	44,188	49,098	157,239	181,811
Membership revenue	26,647	23,152	102,090	85,711
Grant income	—	—	—	1,763
Total commercial revenue	137,635	130,697	516,638	493,336
Total net revenue	$274,237	$230,214	$1,045,547	$623,315

Statements of Operations Data as a Percentage of Net Revenue:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(unaudited)	(unaudited)
Net revenue:
Medicare revenue	50%	43%	51%	21%
Commercial revenue	50%	57%	49%	79%
Total net revenue	100%	100%	100%	100%
Operating expenses:
Medical claims expense	38%	39%	40%	19%
Cost of care, exclusive of depreciation and amortization shown separately below	45%	44%	42%	51%
Sales and marketing (1)	9%	11%	9%	10%
General and administrative (1)	40%	38%	40%	52%
Depreciation and amortization	9%	9%	9%	7%
Total operating expenses	141%	142%	140%	139%
Loss from operations	(41)%	(42)%	(40)%	(39)%
Other income (expense), net:
Interest income	—%	—%	—%	—%
Interest and other income (expense)	(1)%	(2)%	(1)%	(2)%
Total other income (expense), net	(1)%	(2)%	(1)%	(2)%
Loss before income taxes	(42)%	(43)%	(41)%	(41)%
Provision for (benefit from) income taxes	(5)%	(2)%	(3)%	—%
Net loss	(37)%	(41)%	(38)%	(41)%

(1)Includes stock-based compensation, as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(unaudited)	(unaudited)
Sales and marketing	—%	1%	—%	1%
General and administrative	14%	13%	14%	17%
Total	14%	14%	14%	18%

Components of Net Revenue:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(unaudited)	(unaudited)
Net revenue:
Capitated revenue	49%	42%	49%	20%
Fee-for-service and other revenue	1%	1%	1%	0.5%
Total Medicare revenue	50%	43%	51%	21%
Partnership revenue	24%	25%	25%	36%
Net fee-for-service revenue	16%	21%	15%	29%
Membership revenue	10%	10%	10%	14%
Grant income	—%	—%	—%	0.3%
Total commercial revenue	50%	57%	49%	79%
Total net revenue	100%	100%	100%	100%

*Percentages may not sum due to rounding.

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except par value amounts)

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$215,447	$341,971
Short-term marketable securities	46,980	111,671
Accounts receivable, net	137,359	103,498
Inventories	7,944	6,065
Prepaid expenses	18,724	28,055
Other current assets	24,485	21,767
Total current assets	450,939	613,027
Long-term marketable securities	—	48,296
Restricted cash	5,084	3,801
Property and equipment, net	220,314	193,716
Right-of-use assets	276,842	256,293
Intangible assets, net	312,177	352,158
Goodwill	1,157,401	1,147,464
Other assets	9,977	12,277
Total assets	$2,432,734	$2,627,032
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$15,148	$18,725
Accrued expenses	88,607	72,672
Deferred revenue, current	49,815	47,928
Operating lease liabilities, current	40,267	31,152
Other current liabilities	10,838	31,632
Total current liabilities	204,675	202,109
Operating lease liabilities, non-current	295,748	269,641
Convertible senior notes	311,719	309,844
Deferred income taxes	43,899	73,875
Deferred revenue, non-current	21,233	29,317
Other non-current liabilities	11,474	13,663
Total liabilities	888,748	898,449
Commitments and contingencies
Stockholders' Equity:
Common stock, $0.001 par value, 1,000,000 and 1,000,000 shares authorized as of December 31, 2022 and December 31, 2021, respectively; 206,031 and 191,722 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	206	193
Additional paid-in capital	2,560,604	2,346,781
Accumulated deficit	(1,016,045)	(618,198)
Accumulated other comprehensive income (loss)	(779)	(193)
Total stockholders' equity	1,543,986	1,728,583
Total liabilities and stockholders' equity	$2,432,734	$2,627,032

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(397,847)	$(254,641)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for bad debts	(928)	966
Depreciation and amortization	91,185	46,496
Amortization of debt discount and issuance costs	1,875	1,874
Accretion of discounts and amortization of premiums on marketable securities, net	1,307	1,178
Reduction of operating lease right-of-use assets	33,929	22,062
Stock-based compensation	146,916	112,298
Deferred income taxes	(29,976)	(4,006)
Other non-cash items	1,082	864
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(32,576)	(16,546)
Inventories	(1,854)	1,118
Prepaid expenses and other current assets	18,575	(18,979)
Other assets	1,333	1,687
Accounts payable	(2,878)	3,111
Accrued expenses	15,418	11,175
Deferred revenue	(6,578)	3,350
Operating lease liabilities	(30,248)	(20,919)
Other liabilities	(20,538)	20,346
Net cash used in operating activities	(211,803)	(88,566)
Cash flows from investing activities:
Purchases of property and equipment, net	(73,719)	(63,616)
Purchases of marketable securities	(54,906)	(215,289)
Proceeds from sales and maturities of marketable securities	166,000	623,966
Acquisitions of businesses, net of cash and restricted cash acquired	(10,360)	(23,257)
Issuance of note receivable	—	(30,000)
Net cash provided by (used in) investing activities	27,015	291,804
Cash flows from financing activities:
Proceeds from the exercise of stock options	58,889	22,784
Proceeds from employee stock purchase plan	2,489	5,078
Payment of principal portion of finance lease liability	(52)	(51)
Payment received from acquisition related contingent consideration	500	—
Net cash provided by financing activities	61,826	27,811
Net (decrease) increase in cash, cash equivalents and restricted cash	(122,962)	231,049
Cash, cash equivalents and restricted cash at beginning of period	346,054	115,005
Cash, cash equivalent and restricted cash at end of period	$223,092	$346,054
Supplemental disclosure of cash flow information:
Cash (received) paid for income taxes	$(4,591)	$13,177
Cash paid for interest	$9,492	$9,495
Supplemental disclosure of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued expenses	$10,059	$10,707
Equity consideration provided for business acquisition	$5,541	$1,361,955

Select Metrics (As of Period End)

	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Consumer and Enterprise members	796,000	775,000	750,000	728,000	703,000	683,000	621,000	598,000
At-Risk members	40,000	40,000	40,000	39,000	33,000	32,000	—	—
Offices	221	214	204	188	182	177	124	110

MEDICAL CLAIMS EXPENSE RATIO

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in thousands)
Medical claims expense	$103,577	$90,458	$419,659	$116,543
Capitated Revenue	$133,433	$96,737	$517,395	$126,609
Medical Claims Expense Ratio	78%	94%	81%	92%

RECONCILIATION OF LOSS FROM OPERATIONS TO CARE MARGIN

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in thousands)
Loss from operations	$(112,381)	$(95,849)	$(419,695)	$(243,484)
Sales and marketing*	25,031	24,355	97,065	61,994
General and administrative*	110,295	88,516	415,834	323,127
Depreciation and amortization	25,195	20,552	91,185	46,496
Care margin	$48,140	$37,574	$184,389	$188,133
Care margin as a percentage of net revenue	18%	16%	18%	30%

* Includes stock-based compensation

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in thousands)
Net loss	$(101,142)	$(95,433)	$(397,847)	$(254,641)
Interest income	(864)	(79)	(2,015)	(798)
Interest and other income (expense)	2,956	3,608	11,681	13,757
Depreciation and amortization	25,195	20,552	91,185	46,496
Stock-based compensation	39,165	31,104	146,916	112,298
Provision for (benefit from) income taxes	(13,331)	(3,945)	(31,514)	(1,802)
Legal or advisory costs (1)	—	426	547	16,514
Acquisition and integration costs	11,154	3,205	36,946	33,318
Adjusted EBITDA	$(36,867)	$(40,562)	$(144,101)	$(34,858)

(1)
Approximately $5.6 million of the legal or advisory costs relate to a legal settlement during the year ended December 31, 2021. We began excluding certain legal or advisory costs from Adjusted EBITDA starting from the first quarter of 2021.